
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                     150,883,840
<SECURITIES>                                         0
<RECEIVABLES>                                  683,392<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             151,839,798<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               151,839,798<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            10,276,764<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,942,925
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,333,839
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,333,839
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,333,839
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $545,304 and due from DWR of $138,088.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $272,566.
<F3>Liabilities include redemptions payable of $5,268,851, accrued brokerage commissions of $513,888, accrued management fees of $381,557, administrative expenses payable of $118,928 and accrued transaction fees and costs of $31,683.
<F4>Total revenues include realized trading revenue of $6,590,775, net change in unrealized of $282,730 and interest income of $3,403,259.

